                                   EXHIBIT 4.1


                                 RES-CARE, INC.

                2000 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

         Res-Care, Inc. (the "Company") hereby established a stock option and incentive plan for the benefit of its employees, as set forth below.

                              SECTION 1 -- PURPOSE

         The Company adopts this compensation program for certain key employees to (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees while obtaining the benefits of tax deferral, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company's success.

                            SECTION 2 -- DEFINITIONS

         For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

         2.1 "AWARD" means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, or a Performance Share Award granted under the Plan.

         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company covering the specific terms and conditions of an Award; where such an agreement grants only stock options, it may also be referred to as a "Stock Option Agreement."

         2.3      "BOARD" means the Board of Directors of the Company.

         2.4 "CHANGE OF CONTROL" means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (iii) the persons who were Directors immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.

         2.5 "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         2.6 "COMMITTEE" means the committee appointed by the Board pursuant to
Section 4.1 to administer the Plan

         2.7      "COMPANY" shall mean Res-Care, Inc. and its successors.

         2.8 "DIRECTOR" means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

         2.9      "DISABILITY" means permanent disability within the meaning of
Section 22(e)(3) of the Code.

         2.10     "EFFECTIVE DATE" shall have the meaning set forth in
Section 15.

         2.11     "EMPLOYEE" means an employee of the Company or a Subsidiary.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.13 "FAIR MARKET VALUE" means the closing market price per share of Stock as reported on the date as of which Fair Market Value is to be determined, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding such date for which closing price information is available. In the absence of an established market for the Stock, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

         2.14 "GRANT DATE" means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement.

         2.15 "INCENTIVE STOCK OPTION" means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         2.16 "INDEPENDENT DIRECTOR" means a Director who is not a current or former employee or officer of the Company or a Subsidiary and who does not receive any remuneration from the Company or any Subsidiary for service to the Company or a Subsidiary in any capacity other than as a Director, and otherwise in accordance with the meaning of Treasury Reg. Section 1.162-27(e)(3).

         2.17 "NONQUALIFIED STOCK OPTION" means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

         2.18 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.19 "OPTION PERIOD" means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

         2.20 "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

         2.21 "PARTICIPANT" means an Employee who has been granted an Award under the Plan.

         2.22 "PERFORMANCE SHARE" means the grant of contingent shares of Stock under Section 10 of the Plan.

         2.23 "PLAN" means this Res-Care, Inc. 2000 Stock Option and Incentive Compensation Plan.

         2.24 "RESTRICTION PERIOD" means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Stock in the Award Agreement lapse.

         2.25 "RESTRICTED STOCK AWARD" or "RESTRICTED STOCK" means a Restricted Stock Award granted under Section 9 of the Plan.

         2.26 "RETIREMENT" means a Participant's Termination of Employment with the Company or a Subsidiary after attaining age 60 (or earlier with the Company's or the Subsidiary's consent).

         2.27 "STOCK" means the Company's voting common stock of no par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

         2.28 "STOCK APPRECIATION RIGHT" or "SAR" means a Stock Appreciation Right granted under Section 7 of the Plan.

         2.29 "SUBSIDIARY" means any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

         2.30 "TERMINATION OF EMPLOYMENT" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or a Subsidiary. The Committee shall determine in accordance with Section 13.2 whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee.

                     SECTION 3 -- STOCK SUBJECT TO THE PLAN

         3.1 Authorized Stock. Subject to adjustment as provided in Section 11, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, and the maximum number of shares that may be issued pursuant to Incentive Stock Option Awards, shall be 900,000 shares, plus any shares authorized for issuance and not issued or subject to grants under the Company's 1991 Incentive Stock Plan and 1998 Omnibus Stock Plan (the "Prior Plans") that expire or terminate. When adopted by the Company's Shareholders, this Plan shall amend the Prior Plans to immediately terminate the right to make additional grants under the Prior Plans. Stock delivered under the Plan shall consist of authorized and unissued stock.

         3.2 Effect of Expirations. If any Award granted under the Plan expires or terminates without exercise, or is cancelled or settled for cash, the Stock no longer subject to such Award shall be available to be re-awarded under the Plan. Any Stock withheld by the Company in payment of the exercise price of an Award or to satisfy tax withholding obligations shall be available to be re-awarded under the Plan.

                           SECTION 4 -- ADMINISTRATION

         4.1 Committee Governance. This Plan shall be administered by the Committee and in a manner that shall permit Awards to qualify for the exemption set forth in Rule 16b-3 under the Exchange Act and as performance-based compensation under Section 162(m) of the Code. The Committee shall consist of two or more Independent Directors appointed by the Board. The Board shall determine the number of members of the Committee and shall add or remove members from the Committee as the Board sees fit, and shall fill any vacancies. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

         4.2 Committee to Interpret Plan. Subject to the provisions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 11, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons.

         4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

         4.4 Selection of Participants. The Committee shall have the authority to grant Awards from time to time to such Employees as may be selected by it in its sole discretion.

         4.5 Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

         4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee and by the Employee and delivered to the Committee, and the Employee has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

         4.7      Limitation on Awards.

                  (a) Subject to adjustment as provided in Section 11, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan to any one Participant during any one fiscal year of the Company shall not exceed 120,000 shares (as adjusted under Section 11). Such limit shall not be adjusted to restore shares of Stock if an Award received by the Participant subject to the limit is terminated, surrendered or cancelled.

                  (b) No part of any Option or SAR Award may be exercised, no Performance Share shall be issued, and no Restriction Period will lapse to the extent the exercise, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of one million dollars and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Award that is not exercisable, not issued or for which a Restriction Period does not lapse because of this limitation shall continue to be exercisable or shall be issued, or the Restriction Period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company's or its affiliated companies' compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms and conditions of the Plan and the Award Agreement.


                       SECTION 5 -- AWARDS UNDER THE PLAN

         Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as the Committee shall determine. Employees who are expected to contribute substantially to the growth and profitability of the Company or a Subsidiary are eligible for selection by the Committee under Section 4.4 to receive Awards.

                           SECTION 6 -- STOCK OPTIONS

         6.1 Grant. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

         6.2 Exercise Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee, provided that the exercise price for an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date, unless the Incentive Stock Option is granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, in which case the exercise price shall be at least 110% of the Fair Market Value of the Stock on the Grant Date.

         6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date. No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date. Options may expire prior to the end of the Option Period due to the Participant's Termination of Employment as provided in Section 8, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless the Option is valid and outstanding.

         6.4 Limitation on Amount of Incentive Stock Options. The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 11.2 in excess of the $100,000 limit described herein shall be treated as Nonqualified Stock Options.

         6.5 Nontransferability of Options. Except as otherwise provided in this Section 6.5, no Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative). The Committee may in an Award Agreement allow a Participant, subject to any restrictions under Section 16(b) of the Exchange Act, to transfer all or part of a Nonqualified Stock Option to
(i) the Participant's spouse or lineal descendants ("Immediate Family Members"),
(ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Section 6.5 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and Termination of Employment or Service, Retirement, Disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an Option shall be applied with respect to the original Participant. However, for purposes of exercising the Option, the term Participant shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 8, the Participant's Representative shall be deemed to refer to the transferee, the personal representative of the transferee's estate, or after final settlement of the transferee's estate, the successor or successors entitled thereto by law.

         6.6 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

         6.7 Method of Exercise. To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee (i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in
Section 14. No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

         6.8 Payment of Exercise Price. To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) acceptable to the Committee and owned by the Participant (or jointly by the Participant and his spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement; or (iv) by any combination thereof. If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option. If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1.

                     SECTION 7 -- STOCK APPRECIATION RIGHTS

         7.1 Grant. All Stock Appreciation Rights ("SARs") granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

         7.2 Exercise Price. The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement.

         7.3 Exercise Period. The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date. No SAR may be exercised at any time unless such SAR is valid and outstanding as provided in this Section 7.

         7.4 Nontransferability. No SAR shall be transferable other than by will or by the laws of descent and distribution, and SAR's shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative).

         7.5 Exercise. An SAR may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

         7.6 Method of Exercise. To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised, and, if the Award Agreement provides that the Participant may elect the method of payment, whether the SAR is to be paid in cash or Stock.

         7.7 Payment Upon Exercise. Upon the exercise of an SAR, a Participant shall be entitled to receive an amount, in cash or whole shares of Stock (or a combination thereof) as provided in the Award Agreement, equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised. The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise. Payment of an SAR shall be made in cash, shares of Stock, or a combination of cash and shares of Stock, as provided in the Award Agreement, which may provide the Participant a choice regarding the form of payment. A certificate or certificates for shares of Stock acquired upon exercise of an SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 13.3. No fractional shares of Stock will be issuable upon exercise of an SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

            SECTION 8 -- LIMITATIONS ON EXERCISE OF OPTIONS AND SARS
                   AFTER TERMINATION OF EMPLOYMENT OR SERVICE

         8.1 After a Participant's Termination of Employment, an Option or SAR may be exercised, subject to adjustment as provided in Section 11, only to the extent that the Option or SAR was exercisable immediately before the Termination of Employment or Service, but in no event after the expiration date of the Option or SAR as specified in the Award Agreement. Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant's right to exercise an Option or SAR upon Termination of Employment or Service shall terminate:

                  (a) At the expiration of one year in the event of Disability of the Participant; or

                  (b) At the expiration of one year after the Participant's death if the Participant's Termination of Employment or Service occurs by reason of death, any Option or SAR exercised under this subparagraph (b) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option or SAR by bequest or inheritance; or

                  (c) No later than three months after the Participant's Termination of Employment or Service for any reason other than those described in (a) and (b) above or termination for "Cause" as described in Section 8.2.

         8.2 Termination for Cause. If the Committee determines that an Employee's employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and Stock Appreciation Rights Awards immediately upon the Termination of Employment. For purposes of this Plan, "Cause" shall have the definition set forth in the employment agreement between the Company and the Employee, if any; otherwise, "Cause" shall mean the Employee's (i) willful failure to substantially perform such Employee's reasonably assigned duties on behalf of the Company, (ii) repeated gross negligence in performing such Optionee's duties, (iii) illegal conduct in performing such Employee's duties, (iv) willful actions contrary to the Company's interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the company, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

                      SECTION 9 -- RESTRICTED STOCK AWARDS

         9.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 13.3), as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

         9.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Employment during the Restriction Period for any reason, the Participant's rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

         9.3 Rights of Participant. During the Restriction Period, the Participant may not sell, transfer, pledge, assign or otherwise dispose of shares of Restricted Stock. Any attempt by a Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award. Except as provided in the previous sentence and as otherwise provided in the Award Agreement, a Participant shall have, with respect to Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares, provided that the Participant has become the holder of record of the Stock. The Committee may provide in an Award Agreement that dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same Restriction Period applicable to the original Restricted Stock Award. In the event of any adjustment as provided in Section 11 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

         9.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall, subject to the provisions of Section
13.3 and the Award Agreement, deliver to the Participant a certificate evidencing the Participant's ownership of the Stock free of the restrictions.

         9.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant's ownership of the stock free of restrictions has been issued.

                     SECTION 10 -- PERFORMANCE SHARE AWARDS

         10.1 Grant. All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

         10.2 Performance Criteria. The performance criteria for each Performance Share Award shall be determined by the Committee, and shall may consist of service requirements and any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies. At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a cash or stock payment is to be made pursuant to the Performance Share Award. The Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Employment for any reason before performance criteria have been met, the Participant's rights to payment of a Performance Share Award shall be forfeited.

         10.3 Payment. Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2 have been achieved, subject to such other terms and conditions as may be included in the Award Agreement and to the Committee's right to waive any performance criteria in its discretion. Payment shall be made, as provided in the Award Agreement (which may provide the Participant a choice regarding the form of payment), in cash or whole shares of Stock (or a combination thereof) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award. A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following the Committee's determination that performance criteria have been met, subject to Section 13.3. No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

         10.4 Rights of Participant. A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a shareholder of the

Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

         10.5 Nontransferability. No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution.

            SECTION 11 - ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
                CHANGE OF CONTROL, OR CERTAIN OTHER TRANSACTIONS

         11.1 Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an option, and subject to Section 11.2, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Options; provided that the number of shares subject to any Option shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

         11.2     Change of Control.

                  (a) Options and SARs. The Committee, in its discretion, may provide in an Award Agreement that each outstanding Option and SAR shall become exercisable in full in the event of a Change of Control. In addition, in the event of a Change of Control, each outstanding Option and SAR (i) shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or (ii) if the successor corporation does not agree to assume the outstanding Options or SARs or to substitute equivalent options or rights, then each outstanding Option or SAR shall be entitled to receive in lieu of the exercise of the Option or SAR, a cash payment in an amount equal to the difference between the aggregate exercise price of the Option or SAR and (A) in the case of a tender offer or exchange offer, the final offer price paid per share of Common Stock, or such lower price as the Committee may determine is necessary to preserve an Option's ISO status, multiplied by the number of shares of Common Stock covered by the Option or SAR, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the shares covered by the Option or SAR, as determined by the Committee at such time. The Company shall pay any amount required under this
Section 11.2 within 15 days following the occurrence of the Change of Control. The Committee shall have the discretion to revoke or limit the acceleration of exercisability of an Option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the Board or otherwise occurs.

                  (b) Restricted Stock. The Committee, in its discretion, may provide in an Award Agreement that in the event of a Change of Control, the Performance Period of any Restricted Stock Award shall lapse.

                  (c) Assumption of Option or SAR. For purposes of Section 11.2(a), an Option or SAR shall be considered assumed if the Committee determines, at the time of issuance of the stock or other consideration upon such Change of Control, that the holder of the Option or SAR would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if the holder had been, immediately before the effective time of the transaction, the holder of the number of shares of Stock covered by the Option or SAR at such time (whether or not the Option or SAR was then exercisable and after giving effect to any adjustments in the number of Shares covered by the Option or SAR as provided in this Section 11). If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the consideration per share received by holders of Stock in the transaction.

         11.3 Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the exercise price covered by each outstanding Option or SAR to reflect the effect of such distribution.

         11.4 Other Adjustments. The Committee is authorized to make, in its sole discretion and without the consent of Participants, adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual and nonrecurring events affecting the Company, or changes of applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                    SECTION 12 -- AMENDMENTS AND TERMINATION

         12.1 Amendments and Termination. The Committee or the Board may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

                  (a) Impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant's consent, other than as provided in Section 11 or 13.3; or,

                  (b) Without the approval of the shareholders:

                      (i) Increase the total amount of Stock which may be delivered under the Plan pursuant to Incentive Stock Options or the limit in
Section 4.7 on grants to individual Employees, except as is provided in Section 11 of the Plan;

                      (ii) Decrease the exercise price of any Incentive Stock Option to less than the exercise price on the date the Option was granted; or

                      (iii) Extend the period during which Incentive Stock Option Awards may be granted, as specified in Section 16.

         12.2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant. Any new Award made under this Section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Award.

         12.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

                        SECTION 13 -- GENERAL PROVISIONS

         13.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

         13.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 13.2.

         13.3 Restrictions on Distribution of Stock. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to facilitate the sale, transfer or other disposition of Stock issued pursuant to an Award.

         13.4 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant's lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

         13.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to shareholder approval if such approval is required.

         13.6 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee or an officer of the Committee duly authorized by the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

         13.7 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person's service or employment at any time.

         13.8 Pooling. Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause to be ineligible for pooling a transaction that would, but for the right or feature hereunder, be eligible for such accounting treatment, the Board of Directors, upon recommendation of the Committee, may modify or adjust the right or feature so that the transaction will be eligible for pooling of interest accounting. Such modification or adjustment may include payment of cash or issuance to a Participant of Stock having a Fair Market Value equal to the cash value of such right or feature.

         13.9 Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

         13.10 Severability. If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         13.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

         13.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company's state of incorporation, as it may change from time to time.

                               SECTION 14 -- TAXES

         14.1 Tax Withholding. All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld. If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

         14.2 Share Withholding. If permitted by the Committee, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

                      SECTION 15 -- EFFECTIVE DATE OF PLAN

         The Plan shall be effective on the date (the "Effective Date") when the Board of Directors adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors, which vote shall be taken within 12 months of the Effective Date. Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

                           SECTION 16 -- TERM OF PLAN

         The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 15.

                                    * * * * *

         Board Approval:   July 21, 2000                  ______________________
                                                          (Secretary's Initials)

         Shareholder Approval: September __, 2000         ______________________
                                                          (Secretary's Initials)